UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d)

of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): September 16, 2021 (September 10, 2021)

SALEM MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	SALM	The NASDAQ Global Market

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

7.125% Senior Secured Notes due 2028

On September 10, 2021, Salem Media Group, Inc. (the “Company”) and certain subsidiaries of the Company named therein (collectively, the “Subsidiary Guarantors”) pursuant to an exchange, purchase and sale agreement (the “Exchange Agreement”) with the Noteholder Parties (as defined therein), issued $114.7 million of 7.125% Senior Secured Notes due 2028 (the “New Notes”) pursuant to an indenture, dated as of September 10, 2021 (the “New Notes Indenture”), among the Company, the Subsidiary Guarantors and U.S. Bank National Association, as trustee (in such capacity, the “New Trustee”) and collateral agent (in such capacity, the “New Collateral Agent”) in exchange for $112.8 million aggregate principal amount of its 6.750% Senior Secured Notes due 2024 (the “Existing Notes”), issued pursuant to an indenture, dated as of May 19, 2017 (as amended, supplemented or otherwise modified to the date hereof, the “Existing Notes Indenture”), among the Company, the guarantors named therein and U.S. Bank National Association, as trustee (in such capacity, the “Existing Trustee”) and collateral agent (in such capacity, the “Existing Collateral Agent”), held by certain participating bondholders (the “Exchanging Holders”), by way of the exchange and/or sale and purchase of such New Notes for such Existing Notes, on the terms and subject to the conditions set forth in the Exchange Agreement (the “Exchange and Sale”).

In connection with the above-described Exchange and Sale, with the consent of holders of more than 50% in aggregate principal amount of the Existing Notes then outstanding, the Company, the Existing Trustee and the Existing Collateral Agent entered into a first supplemental indenture relating to the Existing Notes Indenture (the “Supplemental Indenture”) and the Company, the Existing Collateral Agent and the New Collateral Agent entered into an Intercreditor Agreement (the “Intercreditor Agreement”) in order to facilitate the issuance of the New Notes under the terms of the Existing Indenture and to establish a senior priority lien in favor of the New Notes on the assets securing the Existing Notes, as well as to make certain other amendments relating thereto. The New Notes are guaranteed on a senior secured basis by the Subsidiary Guarantors.

In addition, on September 10, 2021, the Company and the Subsidiary Guarantors entered into a purchase agreement (the “Purchase Agreement”) with the purchasers named therein (the “Additional Purchasers”), relating to the issuance and sale by the Company of up to $50.0 million aggregate principal amount of additional New Notes (the “Additional Notes” and, together with the New Notes, the “Notes”) under the New Notes Indenture, the proceeds of which may be used solely to repurchase, repay or redeem Existing Notes and pay related fees and expenses. The Additional Purchasers shall be obligated to purchase, and the Company shall issue, up to $50 million in aggregate principal amount of such Additional Notes, in each case at the option of the Company, upon satisfaction of certain conditions, subject to the satisfaction of certain performance-based milestones set forth in the Purchase Agreement. The Company has agreed to pay a commitment fee of 0.50% per annum on the undrawn amount of any unused commitments to purchase Additional Notes under the Purchase Agreement and a fee equal to 1.50% of the aggregate principal amount of Additional Notes purchased under the Purchase Agreement in connection with the sale of any Additional Notes thereunder.

The New Notes and the related guarantees were exchanged and sold to certain holders of the Existing Notes, whom the Company believes to be qualified institutional buyers, in a private placement. The New Notes and the related guarantees have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or any state securities laws.

Each of the Exchange Agreement and the Purchase Agreement contains customary representations, warranties and covenants by the Company and the Subsidiary Guarantors, as well as customary closing conditions. Under the terms of each of the Exchange Agreement and the Purchase Agreement, the Company and the Subsidiary Guarantors have agreed to a limited indemnity in favor of the Noteholder Parties and the Additional Purchasers against certain liabilities.

On September 10, 2021 (the “Closing Date”), the Company consummated the transactions contemplated by the Exchange and Sale and entered into each of the Supplemental Indenture and the New Notes Indenture, which provides for the issuance and sets forth the terms of the New Notes and any Additional Notes issued after the Closing Date. The Company used the net proceeds from the Exchange and Sale to exchange or repurchase, and subsequently retire and cancel, $112.8 million in aggregate principal amount of Existing Notes.

New Notes Indenture

General. The Notes bear interest at a rate of 7.125% per year and mature on June 1, 2028, unless earlier redeemed or repurchased. Interest accrues on the Notes from September 10, 2021 and is payable semi-annually, in cash in arrears, on June 1 and December 1 of each year, commencing December 1, 2021.

The Notes are guaranteed on a senior secured basis by the Subsidiary Guarantors. The agent for the Company’s Credit Agreement, dated as of May 19, 2017, by and among the Company, as parent and a borrower, certain subsidiaries of the Company party thereto, as borrowers, and Wells Fargo Bank, National Association, as administrative agent (the “ABL Facility”) has a first-priority lien on the Company’s and the Subsidiary Guarantor’s accounts receivable, inventory, deposit and securities accounts, certain real estate and related assets (the “ABL Priority Collateral”). The Existing Notes and the Notes are secured by a first-priority lien on substantially all other assets of the Company and the Subsidiary Guarantors (the “Notes Priority Collateral”), with the Intercreditor Agreement establishing a senior priority lien on the Notes Priority Collateral for the benefit of the holders of the Notes and a junior priority lien on the Notes Priority Collateral for the benefit of the holders of the Existing Notes. There is no direct lien on the Company’s Federal Communications Commission licenses to the extent prohibited by law or regulation. The agent for the ABL Facility has a second lien upon the Notes Priority Collateral and the Existing Collateral Agent and the New Collateral Agent have a second lien upon the ABL Priority Collateral. In each case, in accordance with the Intercreditor Arrangements described below, the liens of the New Collateral Agent are senior to the liens of the Existing Collateral Agent.

The Company may redeem the Notes, in whole or in part, at any time prior to June 1, 2024 at a price equal to 100% of the principal amount of the Notes plus a “make-whole” premium as of, and accrued and unpaid interest, if any, to, but not including, the redemption date. At any time on or after June 1, 2024, the Company may redeem some or all of the Notes at the redemption prices (expressed as percentages of the principal amount to be redeemed) set forth in the New Notes Indenture, plus accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, the Company may redeem up to 35% of the aggregate principal amount of the Notes before June 1, 2024 with the net cash proceeds from certain equity offerings at a redemption price of 107.125% of the principal amount plus accrued and unpaid interest, if any, to, but not including, the redemption date. The Company may also redeem up to 10% of the aggregate original principal amount of the Notes per twelve month period, in connection with up to two redemptions in such twelve month period, at a redemption price of 101% of the principal amount plus accrued and unpaid interest to, but not including, the redemption date. Prior to December 10, 2021, the Company may also redeem all (but not less than all) of the aggregate principal amount of the outstanding Notes at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest to, but not including, the redemption date.

Covenants. The New Notes Indenture contains covenants that, among other things and subject in each case to certain specified exceptions, limit the ability of the Company and of its restricted subsidiaries to: (i) incur additional debt; (ii) declare or pay dividends, redeem stock or make other distributions to stockholders; (iii) make investments; (iv) create liens or use assets as security in other transactions; (v) merge or consolidate, or sell, transfer, lease or dispose of substantially all of the Company’s assets; (vi) engage in transactions with affiliates; and (vii) sell or transfer assets.

Events of Default. The New Notes Indenture provides for the following events of default (each, an “Event of Default”): (i) default in payment of principal or premium on the Notes at maturity, upon repurchase, acceleration, optional redemption or otherwise; (ii) default for 30 days in payment of interest on the Notes; (iii) the failure by the Company or certain restricted subsidiaries to comply with other agreements in the New Notes Indenture or the Notes, in certain cases subject to notice and lapse of time; (iv) the failure of any guarantee by certain significant Subsidiary Guarantors to be in full force and effect and enforceable in accordance with its terms, subject to notice and lapse of time; (v) certain accelerations (including failure to pay within any grace period) of other indebtedness of the Company or any restricted subsidiary if the amount accelerated (or so unpaid) is at least $15.0 million; (vi) certain judgments for the payment of money in excess of $15.0 million; (vii) certain events of bankruptcy or insolvency with respect to the Company or any significant subsidiary; (vii) certain defaults with respect to any collateral having a fair market value in excess of $15.0 million; and (viii) if any of the Intercreditor Agreements cease for any reason (other than in accordance with their terms) to be in full force and effect in a manner that materially adversely affects the enforceability, validity, perfection or priority of the liens on a material portion of the collateral securing the Notes. If an Event of Default occurs and is continuing, the New Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately, subject to remedy or cure in certain cases. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Change of Control. In the event of a change of control (as defined in the New Notes Indenture) of the Company, holders of the Notes have the right to require the Company to repurchase their Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but not including, the repurchase date.

The Notes have not been and will not be registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or any state securities laws. This current report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

First Supplemental Indenture. On September 10, 2021, the Company, the guarantors party thereto and the Existing Trustee, acting with the consent and at the direction of holders of more than 50% in aggregate principal amount of the Existing Notes then outstanding, entered into the First Supplemental Indenture to the Existing Indenture, to include as permitted debt and permitted liens thereunder, respectively, the issuance of the New Notes and the guarantees thereof and the incurrence of liens on the Notes Priority Collateral, to direct the Existing Trustee to enter into the Intercreditor Agreement and to effect certain other changes relating thereto.

Intercreditor Arrangements. On September 10, 2021, in connection with the issuance of the New Notes, the Company, the grantors party thereto, the Existing Collateral Agent and the New Collateral Agent, entered into an Intercreditor Agreement (the “Intercreditor Agreement”) providing among other things that the liens upon the Notes Priority Collateral and the ABL Priority Collateral of the New Collateral Agent will be senior in priority to the liens in the Notes Priority Collateral and the ABL Priority Collateral to the liens in favor of the Existing Collateral Agent.

Pursuant to the terms of the Intercreditor Agreement, the New Collateral Agent holds a senior priority security interest in the common collateral for the benefit of holders of the New Notes, and the Existing Collateral Agent holds a junior priority lien in the common collateral for the benefit of the holders of the Existing Notes. A release of common collateral by the New Collateral Agent will result in a release of the second-priority liens in favor of the holders of the Existing Notes without the consent of the holders of the Existing Notes, and the rights of the Existing Collateral Agent to exercise rights with respect to the common collateral in a bankruptcy proceeding are restricted under the Intercreditor Agreement.

Security Agreement. On September 10, 2021, in connection with the issuance of the New Notes, the Company, the grantors party thereto and the New Collateral Agent entered into a Security Agreement (the “Notes Security Agreement”) providing for a first-priority security interest in the Notes Priority Collateral for the benefit of the New Collateral Agent, and certain security and collateral documents ancillary thereto.

A copy of each of the Exchange Agreement, the Purchase Agreement, the Supplemental Indenture, the New Notes Indenture, the form of the Notes, the Notes Security Agreement and the Intercreditor Agreement is attached as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3, Exhibit 4.4, Exhibit 4.5, Exhibit 4.6 and Exhibit 10.1, respectively, to this current report on Form 8-K. The foregoing descriptions of the Exchange Agreement, the Purchase Agreement, the Supplemental Indenture, the New Notes Indenture, the form of the Notes, the Notes Security Agreement and the Intercreditor Agreement are qualified in their entirety by reference to such exhibits, which are incorporated herein by reference.

Amendment Number Five to Credit Agreement and Consent

On May 19, 2017, the Company entered into the ABL Facility. On the Closing Date, the Company entered into that certain Amendment Number Five to Credit Agreement and Consent (the “Amendment”), among the Company, the subsidiaries of the Company party thereto, as borrowers, and Wells Fargo Bank, National Association, as administrative agent to provide the consent of Wells Fargo Bank for the issuance of the New Notes and to designate the incurrence of the New Notes, and any further refinancing of Existing Notes through the issuance of additional New Notes, as permitted indebtedness thereunder and to effect related arrangements for the interests in the ABL Priority Collateral and the Notes Priority Collateral.

A copy of the Amendment, dated as of September 10, 2021, by and among the Company, the subsidiaries party thereto and Wells Fargo Bank, National Association, as administrative agent, is attached as Exhibit 4.7 to this current report on Form 8-K. The foregoing description of the Amendment is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information included in Item 1.01 of this current report on Form 8-K under the headings “7.125% Senior Secured Notes due 2028” is hereby incorporated by reference into this Item 2.03.

ITEM 8.01	OTHER EVENTS

On September 13, 2021, the Company issued a press release announcing the closing of the Exchange and Sale and the concurrent entry into the Purchase Agreement. A copy of the press release is being filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits. The following exhibits are furnished with this current report on Form 8-K:

Exhibit No.	Description

4.1

Exchange, Purchase and Sale Agreement, dated as of September 10, 2021, by and among Salem Media Group, Inc., the subsidiary guarantors party thereto, the purchasers named therein, the exchanging holders named therein and the sellers named therein

4.2	Purchase Agreement, dated as of September 10, 2021, by and among Salem Media Group, Inc., the subsidiary guarantors party thereto and the purchasers named therein

4.3	First Supplemental Indenture, dated as of September 10, 2021, among Salem Media Group, Inc., the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee and collateral agent

4.4	Indenture, dated as of September 10, 2021, by and among Salem Media Group, Inc., the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee and collateral agent

4.5	Form of 7.125% Senior Secured Note due 2028 (included in Exhibit 4.4 hereto)

4.6	Security Agreement, dated as of September 10, 2021, among Salem Media Group, Inc., the subsidiary guarantors party thereto and U.S. Bank National Association, as collateral agent

4.7

Amendment Number Five to Credit Agreement and Consent, dated as of September 10, 2021, by and among Salem Media Group, Inc., the subsidiary guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto

10.1	Intercreditor Agreement, dated as of September 10, 2021, by and between Wells Fargo Bank, National Association, as administrative agent, and U.S. Bank National Association, as collateral agent

99.1	Press release, dated September 13, 2021, of Salem Media Group, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM MEDIA GROUP, INC.

Date: September 16, 2021	/s/ Christopher J. Henderson
Christopher J. Henderson
Executive Vice President, Legal and Human Resources, General Counsel, and Board Secretary